Exhibit 99.1
RUSH STREET INTERACTIVE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2025 RESULTS
- Record Quarterly Revenue of $324.9 Million, up 28% Year-over-Year -
- Full Year 2025 Revenue Exceeding High End of Guidance at $1,134 Million, up 23% Year-over-Year -
- Quarterly Net Income of $19.1 Million and Full Year Net Income of $74.0 Million -
- Record Quarterly Adjusted EBITDA of $44.1 Million, up 44% Year-over-Year -
- Full Year Adjusted EBITDA Exceeding High End of Guidance at $153.7 Million, up 66% Year-over-Year -
- Initiating Full Year 2026 Revenue Guidance of Between $1,375 and $1,425 Million and Adjusted EBITDA Guidance of Between $210 and $230 Million -
CHICAGO – February 17, 2026 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Highlights
•Revenue was $324.9 million during the fourth quarter of 2025, a new quarterly record and an increase of 28%, compared to $254.2 million during the fourth quarter of 2024.
•Net income was $19.1 million during the fourth quarter of 2025, compared to $6.5 million during the fourth quarter of 2024.
•Adjusted EBITDA1 was $44.1 million during the fourth quarter of 2025, a new quarterly record and an increase of 44% compared to $30.6 million during the fourth quarter of 2024.
•Adjusted sales and marketing expense1 was $45.4 million during the fourth quarter of 2025, representing 14% of Revenue.
•Total Monthly Active Users (“MAU”) in the United States and Canada were over 278,000, up 37% year-over-year, and up 51% year-over-year in online casino. MAUs in Latin America (which includes Mexico) were over 493,000, up 47% year-over-year.
•Average Revenue per Monthly Active User (“ARPMAU”) in the United States and Canada was $331 during the fourth quarter of 2025 while ARPMAU in Latin America was $32.

Full Year 2025 Highlights
•Revenue for full year 2025 was $1,134 million, exceeding the high end of guidance, and reflecting an increase of 23%, compared to $924 million during full year 2024.
•Net income for full year 2025 was $74.0 million, compared to $7.2 million during full year 2024.
•Adjusted EBITDA1 for full year 2025 was $153.7 million, exceeding the high end of guidance, and reflecting an increase of 66%, compared to $92.5 million during full year 2024.
•Adjusted sales and marketing expense1 for full year 2025 was $158.4 million, representing 14% of Revenue, a decrease of 290 basis points from 16.9% during full year 2024.
•As of December 31, 2025, unrestricted cash and cash equivalents were $336 million, up $107 million for the full year 2025.

1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for any applicable reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

Richard Schwartz, Chief Executive Officer of RSI, said, "We are thrilled to report an extraordinary 2025, delivering record-breaking performance across virtually every key metric. This exceptional performance reflects broad-based strength across all geographies and product verticals, as well as significant growth in our player base. During the fourth quarter, our monthly active users in North American online casino markets grew at the second fastest rate in four and a half years, which again drove outstanding growth in revenues. In addition, quarterly and annual results in Latin America demonstrated remarkable strength and resilience through regulatory headwinds. This broad-based growth drove record profits and demonstrates the powerful operating leverage that we’ve built within our business model.

“What makes our 2025 results particularly compelling is that they stem from systematic improvements we’ve made across nearly every aspect of our business - from customer acquisition and retention strategies to technological innovation and operational excellence. Our continued focus on providing a player-first experience has allowed us to grow and differentiate our brand.

"Looking ahead to 2026, we have tremendous confidence in our growth trajectory and our ability to continue executing on our strategy. We remain committed to delivering exceptional player experiences while creating long-term value for our shareholders and are confident in our ability to sustain this momentum."
Guidance
RSI is initiating Revenue and Adjusted EBITDA1 guidance for the full year ending December 31, 2026.

Revenue for full year 2026 is currently expected to be in the range of $1,375 and $1,425 million, representing year-over-year growth of 21% to 26%.

Adjusted EBITDA for full year 2026 is currently expected to be in the range of $210 and $230 million, representing year-over-year growth of 37% to 50%.

These guidance ranges reflect our confidence in the underlying strength of our business, while incorporating prudent assumptions about market maturation and competitive dynamics. Additional assumptions include that (i) only operations in live jurisdictions as of today’s date are included, and (ii) RSI continues to operate in markets in which it is live today under similar tax structures, including the emergency VAT tax decree in Colombia.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast today at 6:00 p.m. Eastern Time (5:00 p.m. Central Time), during which management will discuss fourth quarter and full year 2025 results and provide commentary on business performance and its current outlook for 2026. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-833-470-1428 (Toll Free) or 1-646-844-6383 (Local) or, for international callers, 1-929-526-1599. The conference call access code is 213687.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least March 17, 2026.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Through its brands, BetRivers, PlaySugarHouse and RushBet, RSI was an early entrant in many regulated jurisdictions. It currently offers real-money mobile and online operations in fifteen U.S. states: New Jersey, Pennsylvania, Indiana, Colorado, Illinois, Iowa, Michigan, Virginia, West Virginia, Arizona, New York, Louisiana, Maryland, Ohio and Delaware, as well as in the regulated international markets of Colombia, Ontario (Canada), Mexico and Peru. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 by gaming industry veterans, RSI was named the 2025 EGR LatAm Awards Operator of the Year – North LatAm, the EGR North America Awards Customer Services Operator of the Year five years in a row (2020-2024), the SBC LatinoaméricaAwards 2024 Casino Operator of the Year, the 2022 EGR North America Awards Operator of the Year and Social Gaming Operator of the Year, and the 2021 Sportsbook Operator of the Year. RSI was also the first U.S.-based online casino and sports betting operator to receive RG Check iGaming Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Earnings Per Share, Adjusted Net Income and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

By providing full year 2026 Adjusted EBITDA guidance, RSI provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2026 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to RSI without unreasonable effort due to, among other things, the inherent difficulty in forecasting and quantifying the comparable GAAP measure and the applicable adjustments and other amounts that would be necessary for such a reconciliation, and certain of these amounts are outside of RSI’s control and may be subject to high variability or complexity. Preparation of such reconciliations would also require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to RSI without unreasonable effort. RSI provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, RSI cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. RSI provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with RSI’s results calculated in accordance with GAAP, provides useful information for the reasons noted herein. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Earnings Per Share as Adjusted Net Income divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Income is defined as net income (loss) attributable to Rush Street Interactive, Inc. as used in the diluted earnings (loss) per share calculations, adjusted for the reallocation of net income (loss) attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted earnings (loss) per share calculation, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis and incremental shares from assumed conversion of stock options and restricted stock units not otherwise included in the diluted earnings (loss) per share calculation.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino, poker, or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “propose”, "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding revenue and Adjusted EBITDA guidance, RSI’s future results of operations, financial condition, cash flows or profitability (whether on a GAAP or non-GAAP basis), currency fluctuations, RSI’s strategic plans and focus, anticipated launches or withdrawals of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives, outcomes of current or future regulatory developments and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws and regulations, applicable taxes and tax rates; RSI’s ability to manage and sustain growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; new or competitive products offered by RSI’s competitors; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of general economic conditions, inflation and interest rates and unemployment on RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contacts:
Lisa Johnson
lisa@lisajohnsoncommunications.com

Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue	$324,893	$254,167	$1,134,428	$924,083

Operating costs and expenses
Costs of revenue	213,168	161,622	741,664	602,036
Sales and marketing	46,336	43,990	164,650	158,590
General and administrative	26,215	26,624	100,720	106,206
Depreciation and amortization	10,464	9,076	39,970	32,203
Total operating costs and expenses	296,183	241,312	1,047,004	899,035
Income from operations	28,710	12,855	87,424	25,048

Other income (expense)
Change in tax receivable agreement liability	5,261	(739)	(107,776)	(739)
Interest income, net	2,838	1,968	9,273	7,493
Total other income (expense)	8,099	1,229	(98,503)	6,754
Income (loss) before income taxes	36,809	14,084	(11,079)	31,802

Income tax expense (benefit)	17,667	7,596	(85,108)	24,566
Net income	19,142	6,488	74,029	7,236
Net income attributable to non-controlling interests	13,896	4,463	40,721	4,848
Net income attributable to Rush Street Interactive, Inc.	$5,246	$2,025	$33,308	$2,388

Earnings per common share attributable to Rush Street Interactive, Inc. – basic	$0.05	$0.02	$0.35	$0.03
Weighted average common shares outstanding – basic	98,123,054	88,134,342	95,825,421	81,784,916
Earnings per common share attributable to Rush Street Interactive, Inc. – diluted	$0.05	$0.02	$0.31	$0.03
Weighted average common shares outstanding – diluted	106,633,502	96,881,224	236,118,275	88,415,067

Rush Street Interactive, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(Unaudited and in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$19,142	$6,488	$74,029	$7,236

Other comprehensive income (loss)
Foreign currency translation adjustment, net of tax	3,247	(3,636)	13,006	(7,417)
Comprehensive income (loss)	22,389	2,852	87,035	(181)

Comprehensive income attributable to non-controlling interests	15,957	2,247	49,171	198
Comprehensive income (loss) attributable to Rush Street Interactive, Inc.	$6,432	$605	$37,864	$(379)

Rush Street Interactive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$74,029	$7,236
Adjustments to reconcile net income to net cash provided by operating activities
Deferred income tax	(112,220)	(143)
Change in tax receivable agreement liability	107,776	739
Depreciation and amortization expense	39,970	32,203
Share-based compensation expense	26,261	35,288
Noncash lease expense	999	891
Changes in assets and liabilities:
Players’ receivables	(515)	(4,814)
Due from affiliates	(1,737)	15,261
Prepaid expenses and other assets	(7,978)	(7,765)
Accounts payable, accrued expenses and other liabilities	35,519	25,183
Players’ liabilities	2,900	2,370
Net cash provided by operating activities	165,004	106,449

Cash flows from investing activities
Internally developed software costs	(28,591)	(24,420)
Acquisition of gaming licenses	(3,777)	(4,081)
Acquisition of other intangibles	(2,627)	(2,075)
Short-term investments	(1,029)	(1,862)
Purchases of property and equipment	(767)	(925)
Acquisition of developed technology	(225)	—
Net cash used in investing activities	(37,016)	(33,363)

Cash flows from financing activities
Payments for employee taxes related to shares withheld	(26,464)	(1,160)
Repurchase of Class A Common Stock	(7,634)	—
Principal payments of finance lease liabilities	(2,718)	(1,559)
Tax distributions to non-controlling interests	(724)	—
Proceeds from exercise of stock options	176	67
Net cash used in financing activities	(37,364)	(2,652)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	17,124	(8,655)

Net change in cash, cash equivalents and restricted cash	107,748	61,779
Cash, cash equivalents and restricted cash, at the beginning of the year	232,756	170,977
Cash, cash equivalents and restricted cash, at the end of the year	$340,504	$232,756

	Year Ended December 31,
	2025	2024
Supplemental disclosure of noncash investing and financing activities:
Right-of-use assets obtained in exchange for new or modified operating lease liabilities	$1,349	$1,582
Right-of-use assets obtained in exchange for new or modified finance lease liabilities	3,482	1,986
Allocation of equity and non-controlling interests upon changes in RSILP ownership	8,076	13,374
Shares withheld for employee taxes in Other Current Liabilities	363	1,827
Investing activities in Accounts Payable and Accrued Expenses	363	662

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$32,670	$16,549
Cash paid for interest	918	908

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$19,142	$6,488	$74,029	$7,236

Interest income, net	(2,838)	(1,968)	(9,273)	(7,493)
Income tax expense (benefit)	17,667	7,596	(85,108)	24,566
Depreciation and amortization	10,464	9,076	39,970	32,203
Share-based compensation expense	4,971	8,714	26,261	35,288
Change in tax receivable agreement liability	(5,261)	739	107,776	739
Adjusted EBITDA	$44,145	$30,645	$153,655	$92,539
Adjusted Operating Costs and Expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP operating costs and expenses:
Costs of revenue	$213,168	$161,622	$741,664	$602,036
Sales and marketing	46,336	43,990	164,650	158,590
General and administrative	26,215	26,624	100,720	106,206
Depreciation and amortization	10,464	9,076	39,970	32,203
Total GAAP operating costs and expenses	$296,183	$241,312	$1,047,004	$899,035

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(81)	$(256)	$(304)	$(1,116)
Sales and marketing[1]	(968)	(882)	(6,216)	(2,748)
General and administrative[1]	(3,922)	(7,576)	(19,741)	(31,424)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(4,971)	$(8,714)	$(26,261)	$(35,288)

Adjusted operating costs and expenses:
Costs of revenue	$213,087	$161,366	$741,360	$600,920
Sales and marketing	45,368	43,108	158,434	155,842
General and administrative	22,293	19,048	80,979	74,782
Depreciation and amortization	10,464	9,076	39,970	32,203
Total adjusted operating costs and expenses	$291,212	$232,598	$1,020,743	$863,747

1Non-GAAP operating cost and expense adjustments include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Income, Adjusted Weighted Average Common Shares Outstanding and Adjusted Earnings Per Share:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Adjusted net income
Net income attributable to Rush Street Interactive, Inc. - basic	$5,246	$2,025	$33,308	$2,388
Effect of diluted securities:
Increase to net income attributable to non-controlling interests	—	—	40,721	—
Net income attributable to Rush Street Interactive, Inc. - diluted	5,246	2,025	74,029	2,388
Adjustments:
Net income attributable to non-controlling interest(1)	13,896	4,463	—	4,848
Share-based compensation expense	4,971	8,714	26,261	35,288
Change in tax receivable agreement liability	(5,261)	739	107,776	739
Deferred tax benefit associated with initial recognition of deferred tax asset	—	—	(121,107)	—
Adjusted net income	$18,852	$15,941	$86,959	$43,263

Adjusted weighted-average common shares outstanding
Weighted-average common shares outstanding - basic	98,123,054	88,134,342	95,825,421	81,784,916
Adjustments:
Incremental shares from assumed conversion of stock options and restricted stock units	8,510,448	8,746,882	7,587,778	6,630,151
Conversion of weighted average RSILP units to Class A Common Shares	—	—	132,705,076	—
Weighted-average common shares outstanding - diluted	106,633,502	96,881,224	236,118,275	88,415,067

Adjustments:
Conversion of weighted average RSILP units to Class A Common Shares(1)	131,215,701	137,585,335	—	143,091,720
Adjusted weighted-average common shares outstanding	237,849,203	234,466,559	236,118,275	231,506,787

Adjusted earnings per share
Earnings per common share attributable to Rush Street Interactive, Inc. – basic	$0.05	$0.02	$0.35	$0.03
Earnings per common share attributable to Rush Street Interactive, Inc. – diluted	$0.05	$0.02	$0.31	$0.03
Adjusted earnings per share	$0.08	$0.07	$0.37	$0.19
(1) Adjusted net income includes the reallocation of net income attributable to non-controlling interests that is not otherwise included in net income attributable to Rush Street Interactive, Inc. - diluted. Adjusted weighted-average common shares outstanding includes the assumed conversion of weighted-average RSILP units to Class A Common Shares that is not otherwise included in Weighted-average common shares outstanding - diluted.

Rush Street Interactive, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$336,256	$229,171
Restricted cash	4,248	3,585
Players' receivables	15,859	14,910
Due from affiliates	19,947	18,211
Prepaid expenses and other current assets	30,481	19,169
Total current assets	406,791	285,046

Intangible assets, net	76,436	77,347
Property and equipment, net	7,740	7,239
Operating lease assets	3,056	2,419
Deferred tax assets, net	157,862	522
Other assets	6,627	6,893
Total assets	$658,512	$379,466

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$41,585	$25,798
Accrued expenses	81,514	72,702
Players' liabilities	47,669	43,703
Other current liabilities	39,506	20,927
Total current liabilities	210,274	163,130

Tax receivable agreement liability, non-current	128,819	739
Other non-current liabilities	15,928	17,281
Total liabilities	355,021	181,150

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.0001 par value, 750,000,000 shares authorized as of December 31, 2025 and 2024; 100,691,255 and 90,511,441 shares issued as of December 31, 2025 and 2024, respectively; 99,958,236 and 90,511,441 shares outstanding as of December 31, 2025 and 2024, respectively	10	9
Class V common stock, $0.0001 par value, 200,000,000 shares authorized as of December 31, 2025 and 2024; 129,609,532 and 135,748,023 shares issued and outstanding as of December 31, 2025 and 2024, respectively	13	13
Treasury stock, at cost; 733,019 and nil shares as of December 31, 2025 and 2024, respectively	(3,177)	—
Additional paid-in capital	251,579	217,675
Accumulated other comprehensive income (loss)	1,431	(3,090)
Accumulated deficit	(102,621)	(135,929)
Total stockholders’ equity attributable to Rush Street Interactive, Inc.	147,235	78,678

Non-controlling interests	156,256	119,638
Total stockholders’ equity	303,491	198,316
Total liabilities and stockholders’ equity	$658,512	$379,466